                                                                  Exhibit 24


                              POWER OF ATTORNEY

         Each director and/or officer of The Laclede Group, Inc. whose signature appears below appoints D. H. Yaeger, B. C. Cooper, R. L. Krutzman and M. C. Kullman and each of them severally, his or her true and lawful attorney-in-fact and agent to execute in his or her name, place and stead, in any and all capacities, registration statements on Form S-8 and any and all amendments (including post-effective amendments) to such registration statements for
         The Laclede Group, Inc. Equity Incentive Plan
         The Laclede Group Restricted Stock Plan for Non-Employee Directors ESOP - Salary Deferral Savings Plan
         ESOP - Wage Deferral Savings Plan
         ESOP - Missouri Natural Division Wage Deferral Savings Plan

and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them may lawfully do or cause to be done by virtue hereof.

                                             SIGNATURES

            NAME                                      TITLE                               DATE
            ----                                      -----                               ----

/s/ D. H. Yaeger                          Chairman of the Board, President,         January 30, 2003
--------------------------------------    Chief Executive Officer and
(D. H. Yaeger)                            Director


                                          Director                                  January   , 2003
--------------------------------------
(A. W. Donald)


/s/ H. Givens                             Director                                  January 30, 2003
--------------------------------------
(H. Givens)


/s/ C. R. Holman                          Director                                  January 30, 2003
--------------------------------------
(C. R. Holman)




/s/ R. C. Jaudes                          Director                                  January 30, 2003
--------------------------------------
(R. C. Jaudes)


/s/ W. S. Maritz                          Director                                  January 30, 2003
--------------------------------------
(W. S. Maritz)


/s/ W. E. Nasser                          Director                                  January 30, 2003
--------------------------------------
(W. E. Nasser)


/s/ R. P. Stupp                           Director                                  January 30, 2003
--------------------------------------
(R. P. Stupp)


/s/ M. A. Van Lokeren                     Director                                  January 30, 2003
--------------------------------------
(M. A. Van Lokeren)









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